Exhibit 21.1

WARNER MUSIC GROUP CORP.

SUBSIDIARIES OF THE REGISTRANT

Legal Name	State or Jurisdiction of Incorporation or Organization
A.P. Schmidt Company	Delaware
Atlantic Recording Corporation	Delaware
Atlantic/143 L.L.C.	Delaware
Atlantic/MR II INC.	Delaware
Atlantic/MR Ventures Inc.	Delaware
Berna Music, Inc.	California
Big Beat Records Inc.	Delaware
Big Tree Recording Corporation	Delaware
Bute Sound LLC	Delaware
Cafe Americana Inc.	Delaware
Chappell & Intersong Music Group (Australia) Limited	Delaware
Chappell And Intersong Music Group (Germany) Inc.	Delaware
Chappell Music Company, Inc.	Delaware
Cota Music, Inc.	New York
Cotillion Music, Inc.	Delaware
CPP/Belwin, Inc.	Delaware
CRK Music Inc.	Delaware
E/A Music, Inc.	Delaware
Eleksylum Music, Inc.	Delaware
Elektra Entertainment Group Inc.	Delaware
Elektra Group Ventures Inc.	Delaware
Elektra/Chameleon Ventures Inc.	Delaware
FHK, INC.	Tennessee
Fiddleback Music Publishing Company, Inc	Delaware
Foster Frees Music, Inc.	California
Foz Man Music LLC	Delaware
Inside Job, Inc.	New York
Intersong U.S.A., INC.	Delaware
Jadar Music Corp.	Delaware
Lava Trademark Holding Company LLC	Delaware
LEM America, INC.	Delaware
London-Sire Records Inc.	Delaware
McGuffin Music Inc.	Delaware
Mixed Bag Music, Inc.	New York
NC Hungary Holdings Inc.	Delaware
New Chappell Inc.	Delaware
Nonesuch Records Inc.	Delaware
NVC International Inc.	Delaware
Octa Music, Inc.	New York
Penalty Records L.L.C.	New York
Pepamar Music Corp.	New York
Revelation Music Publishing Corporation	New York
Rhino Entertainment Company	Delaware
Rick’s Music Inc.	Delaware
Rightsong Music Inc.	Delaware
Rodra Music, Inc.	California
Sea Chime Music, Inc.	California
SR/MDM Venture Inc.	Delaware
Summy-Birchard, Inc.	Wyoming
Super Hype Publishing, Inc.	New York

Legal Name	State or Jurisdiction of Incorporation or Organization
T-Boy Music L.L.C.	New York
T-Girl Music L.L.C.	New York
The Rhythm Method Inc.	Delaware
Tommy Boy Music, Inc.	New York
Tommy Valando Publishing Group, Inc.	Delaware
Tri-Chappell Music Inc.	Delaware
TW Music Holdings Inc.	Delaware
Unichappell Music Inc.	Delaware
W.B.M. Music Corp.	Delaware
Walden Music, Inc.	New York
Warner Alliance Music Inc.	Delaware
Warner Brethren Inc.	Delaware
Warner Bros. Music International Inc.	Delaware
Warner Bros. Publications U.S. Inc.	New York
Warner Bros. Records Inc.	Delaware
Warner Custom Music Corp.	California
Warner Domain Music Inc.	Delaware
Warner Music Bluesky Holding Inc.	Delaware
Warner Music Discovery Inc.	Delaware
Warner Music Distribution Inc.	Delaware
Warner Music Group Inc.	Delaware
Warner Music Latina Inc.	Delaware
Warner Music SP Inc.	Delaware
Warner Sojourner Music Inc.	Delaware
WarnerSongs Inc.	Delaware
Warner Special Products Inc.	Delaware
Warner Strategic Marketing Inc.	Delaware
Warner-Elektra-Atlantic Corporation	New York
Warner-Tamerlane Publishing Corp.	California
Warner/Chappell Music (Services), Inc.	New Jersey
Warner/Chappell Music, Inc.	Delaware
Warprise Music Inc.	Delaware
WB Gold Music Corp.	Delaware
WB Music Corp.	California
WBM/House of Gold Music, Inc.	Delaware
WBPI Holdings LLC	Delaware
WBR Management Services Inc.	Delaware
WBR/QRI Venture, Inc.	Delaware
WBR/Ruffnation Ventures, Inc.	Delaware
WBR/Sire Ventures Inc.	Delaware
We Are Musica Inc.	Delaware
WEA Europe Inc.	Delaware
WEA Inc.	Delaware
WEA International Inc.	Delaware
WEA Latina Musica Inc.	Delaware
WEA Management Services Inc.	Delaware
WEA Rock LLC	Delaware
WEA Urban LLC	Delaware
Wide Music, Inc.	California
WMG Acquisition Corp.	Delaware
WMG Holdings Corp.	Delaware
WMG Management Services Inc.	Delaware
WMG Trademark Holding Company LLC	Delaware